UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377
(Address of principal executive offices) (zip code)

(248) 946-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2025 Annual Incentive Compensation Plan

On February 3, 2025, the Governance and Human Resources Committee of ITC Holdings Corp. (the “Company”) approved the 2025 annual incentive plan for the Company’s executives, including the “Named Executive Officers” of the Company as of February 3, 2025. Awards made in accordance with this plan are treated as incentive awards under the Company’s 2024 Omnibus Plan. Goals and payout weighting under the 2025 annual incentive plan are as follows:

Category	Goal	Weight
Safety & Compliance 20% Maximum Potential Payout	Evolve safety program to implement 9 additional priority recommendations from 2023 High-Energy Controls Assessment	5%
	6 or fewer recordable incidents for injuries to Company employees and specified contractor employees, with no more than 2 being Lost Work Day cases and zero fatalities	5%
	Implementation of cyber security objectives	5%
	Implementation of wildfire mitigation and response plan	5%
System Performance 60% Maximum Potential Payout	ITCTransmission: 12 or fewer forced, sustained line outages, excluding “External” cause classification	5%
	METC: 25 or fewer forced, sustained line outages, excluding “External” cause classification	5%
	ITC Midwest: 59 or fewer forced, sustained line outages, excluding “External” cause classification, no more than 48 at the 69 kV level	5%
	ITCTransmission: Complete the 15 high priority 2024 field operation and maintenance initiatives	5%
	METC: Complete the 13 high priority 2024 field operation and maintenance initiatives	5%
	ITC Midwest: Complete the 11 high priority 2024 field operation and maintenance initiatives	5%
	ITCTransmission, METC, ITC Midwest, and ITC Great Plains: Complete $1,064 million of the 2025 Capital Expenditure budget for approved projects to achieve 30%; complete $1,008 million to achieve 15%	15%-30%
Financial 20% Maximum Potential Payout	ITCTransmission, METC, ITC Midwest, and ITC Great Plains, Non-field operation and maintenance expense and general and administrative expense at or under budget of $182 million	10%
	ITCTransmission, METC, ITC Midwest, and ITC Great Plains, Combined adjusted net income at or above $660 million to achieve 10%; at or above $627 million to achieve 5%	5%-10%
	Total	100%

Field operation and maintenance (“O&M”) plan goals may be reduced by 5% if not at or under Field O&M overall maintenance budget of $100.9 million.

Our 2025 annual incentive plan also includes a bonus multiplier for executive officers under which annual incentive bonus awards may be increased by as much as 100% to the extent specified targets related to our Capital Investment Plan (50% weight), Strategic Plan Objectives (25% weight), Consolidated Net Income (20% weight) and Engagement Index (5% weight) are achieved.

Item 5.07 Submission of Matter to a Vote of Security Holders.

On February 4, 2025, the shareholder of the Company elected the following directors to the Company’s Board to serve until the next annual meeting of the Company’s shareholder and until such director’s successor is elected and qualified, or until such director’s resignation or removal: Linda H. Apsey, Sandra E. Pierce, Robert A. Elliott, Debora M. Frodl, James P. Laurito, Ronnie D. Hawkins, Jr., Jocelyn H. Perry, Leanne M. Bell, David G. Hutchens, Kevin L. Prust, A. Douglas Rothwell, Geoffrey Chatas, and Brian Walker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 7, 2025

ITC HOLDINGS CORP.

By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Its: Senior Vice President, General Counsel, Chief Compliance Officer and Secretary